UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 18, 2006

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5555 Triangle Parkway, Suite 300
Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry Into a Material Definitive Agreement.

        On October 18, 2006, Auriga Laboratories, Inc. (the “Company”) and River’s Edge Pharmaceuticals LLC (“River’s Edge”) entered into that certain Agreement For Authorized Generic and Acquisition of Dermatology Products (the “Distribution Agreement”). The Distribution Agreement provides for River’s Edge to market and distribute authorized generic equivalents of certain branded pharmaceutical products manufactured and distributed by the Company (the “Branded Product(s)”). At the commencement of the distribution by River’s Edge of an authorized generic equivalent of any of the Branded Products, River’s Edge will receive a percentage of the net sales of the Branded Product and its authorized generic equivalent. Additional products may be included in the definition of Branded Products from time to time by agreement of the parties.

        The Distribution Agreement also provides: (a) for River’s Edge to present to the Company five (5) single source dermatology pharmaceutical formulations (the “DERM Product(s)”), each of which will be a Branded Product under the Distribution Agreement; (b) that the Company will own the formulations for the DERM Products and all intellectual property rights associated therewith, including but not limited to naming, trademark and patent rights, after approval by the U.S. Food and Drug Administration (“FDA”); (c) that each DERM Product will be ready for commercial launch by January 15, 2007, before which the Company will have commenced sales or presales activity; (d) that the Company will employ at least thirty (30) field representatives for sales and presales of DERM Products by March 15, 2007; and (e) that the Company has an obligation to petition for certain meetings with the FDA by June 30, 2007, and will make certain Section 505(b)(2) new drug application filings with respect to the DERM Products by January 1, 2008. Beginning on January 1, 2007, the Distribution Agreement provides that River’s Edge will receive a certain percentage of the net sales of each DERM Product, including the net sales of any authorized generic equivalent.

        The Distribution Agreement terminates on October 31, 2016.

        The foregoing description of the Distribution Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

        A copy of the press release announcing the entry by the Company into the Distribution Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02.      Termination of a Material Definitive Agreement.

        On October 18, 2006, the Company informed the Chief Executive Officer of Balchem Corporation (“Balchem”) of the unilateral termination by the Company of that certain Agreement for Development Services.

        The agreement was originally entered into between the parties on April 10, 2006, and related to the development of an orally dissolving tablet combination of acetaminophen and hydrocodone. Under the agreement, the Company retained Balchem to scale-up and validate Balchem’s proprietary taste-masking technology for use with Company products. For further information regarding the purposes of the Balchem agreement, please refer to Exhibit 10.13 attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2006.

        The agreement was terminated by written notice pursuant to the termination provisions set forth therein. The Company incurred no early termination penalties as a result of the termination.

        The foregoing description of the termination letter to Balchem contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document
10.1	Agreement For Authorized Generic and Acquisition of Dermatology Products dated as of October
18, 2006 entered into between Auriga Laboratories, Inc. and River's Edge Pharmaceuticals LLC.
10.2	Letter of Termination to Balchem Corporation dated as of October 18, 2006.
99.1	Press Release of Auriga Laboratories, Inc. dated October 20, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: October 23, 2006	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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